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                                                                    EXHIBIT 2.19


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") effective as of January 1, 1998, is by and between VISION TWENTY-ONE, INC., a Florida corporation ("Vision Twenty-One"), THE COMPLETE OPTICAL LABORATORY, LTD., CORP., a New Jersey corporation (the "Company"), and ELLIOT L. SHACK and CHARLES M. CUMMINS (individually, a "Stockholder" and collectively, the "Stockholders").


                                    RECITALS

         A. The Stockholders own all of the issued and outstanding shares of capital stock of the Company.

         B. Vision Twenty-One desires to purchase from the Stockholders, and the Stockholders desire to sell to Vision Twenty-One, all of the issued and outstanding capital stock of the Company pursuant to and in accordance with this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. In addition to the definitions set forth herein, as used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1. Affiliate. The term "Affiliate" with respect to any person or entity shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person or entity.

                  1.2. Closing. The term "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

                  1.3. Closing Date. The term "Closing Date" shall mean March 31, 1998, or such other date as mutually agreed upon by the parties.

                  1.4. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.5. Common Stock. The term "Common Stock" or "Vision Twenty-One Common Stock" shall mean the common stock of Vision Twenty-One.



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                  1.6.     Company Common Stock. The term "Company Common Stock"
shall mean the common stock of the Company.

                  1.7. Competitor. The term "Competitor" shall mean any person or entity which, individually or jointly with others, whether for its own account or for that of any other person or entity, owns or holds any ownership or voting interest in any person or entity engaged in the practice of optometry or the operation of optical laboratories or retail optical stores; provided, however, that such term shall not include any Affiliate of Vision Twenty-One.

                  1.8. Corporation Law. The term "Corporation Law" shall mean the statutes, regulations and laws governing business corporations and professional corporations in the State of New Jersey.

                  1.9. Environmental Requirements. The term "Environmental Requirements" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment.

                  1.10. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  1.11. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.12. FBCA. The term "FBCA" shall mean the Florida Business Corporation Act.

                  1.13. GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis with prior periods, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

                  1.14. Governmental Authority. The term "Governmental Authority" shall mean any national, state, provincial, local or tribunal governmental, judicial or administrative authority or agency.

                  1.15. Hazardous Material. The term "Hazardous Material" shall mean any substance:



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                                    (i)      the presence of which requires
investigation or remediation under any Environmental Requirement; or

                                    (ii)     which is defined as a "solid
waste," "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.); or

                                    (iii)    the presence of which, under any
Environmental Requirement poses a hazard to the health or safety of persons on or about the Property.

                  1.16. IRS. The term "IRS" shall mean the Internal Revenue Service.

                  1.17. Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of any party, considering all relevant facts and circumstances.

                  1.18. Property. The term "Property" shall mean all real property owned, leased or used by the Company.

                  1.19. SEC. The term "SEC" shall mean the Securities and Exchange Commission.

                  1.20. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.       PURCHASE AND SALE OF STOCK; CLOSING.

                  2.1. Purchase of Stock. Subject to the terms and conditions of this Agreement, Vision Twenty-One agrees to purchase and accept delivery from each Stockholder of, and each Stockholder agrees to sell, assign, transfer and deliver to Vision Twenty-One, at the Closing, all of the issued and outstanding shares of Company Common Stock, free and clear of all liens, pledges, security interests, claims, charges, restrictions, equities or encumbrances of any kind whatsoever.

                  2.2. The Closing. The Closing shall take place on the Closing Date at the offices of Greenberg, Dauber & Epstein, Suite 600, One Gateway Center, Newark, New Jersey 07102-5311, or at such other location in the State as the parties shall mutually agree.

                  2.3. Stock Purchase Consideration. As consideration for the Company Common Stock, Vision Twenty-One shall pay to the Stockholders at the Closing the maximum aggregate value of Three Million Dollars ($3,000,000) less the aggregate amount of outstanding indebtedness over and above normal trade payables and the ongoing costs of business operations incurred in the ordinary course of business consistent with past practice (the net result of which is the "Stock Purchase Consideration"). The Stock Purchase Consideration shall consist of shares of Vision



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Twenty-One Common Stock to be delivered to the Stockholders in proportion to their respective ownership of the Company Common Stock as set forth in the Disclosure Schedule (as defined herein). The aggregate number of shares of Vision Twenty-One Common Stock to be delivered shall be that whole number equal to (but not greater than) the Stock Purchase Consideration divided by $10.31.

                  2.4. Fractional Shares. Notwithstanding any other provision herein, no fractional shares of Vision Twenty-One Common Stock will be issued. Fractional shares shall be rounded down to the nearest whole number of shares.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS. The Company and the Stockholders, jointly and severally, represent and warrant to Vision Twenty-One that the following are true and correct on the date hereof, and shall be true and correct through the Closing Date as if made on that date, except as set forth in the Disclosure Schedules delivered to Vision Twenty-One by the Company and the Stockholders (the "Disclosure Schedule"); when used in this Section 3, the term "best knowledge" (or words of similar import) of the Company shall mean the actual knowledge of Elliot L. Shack and/or Charles M. Cummins, without additional investigation.

                  3.1. Organization and Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified and licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by it or the practice of the business conducted by it makes such qualification necessary. Except as disclosed in the Disclosure Schedule, the Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

                  3.2. Capitalization. The authorized capital stock of the Company consists of 100 shares of Company Common Stock, of which 100 shares are issued and outstanding. The Stockholders own all of the issued and outstanding Company Common Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholder agreements, except to the extent disclosed in the Disclosure Schedule. Each outstanding share of Company Common Stock has been legally and validly issued and is fully paid and nonassessable. No shares of Company Common Stock are owned by the Company in treasury. No shares of Company Common Stock have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Company's stockholders. The Company has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.



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                  3.3.     Transactions in Capital Stock. The Company has not
acquired any capital stock of the Company within the two (2) year period preceding the execution of this Agreement. Except as disclosed in the Disclosure Schedule, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of the Company, and no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock. Except as disclosed in the Disclosure Schedule, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the equity structure of the Company nor the relative ownership of shares among any of its stockholders has been altered or changed within the two (2) year period preceding the date of this Agreement.

                  3.4.     [Reserved].

                  3.5. Corporate Records. The copies of the Articles or Certificate of Incorporation and Bylaws, and all amendments thereto, of the Company that have been delivered or made available to Vision Twenty-One are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been delivered or made available to Vision Twenty-One, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company in the three (3) years prior to the Closing Date, and contain all other material minutes and consents of the directors and stockholders of the Company since its formation.

                  3.6. Governmental Consents. To the best knowledge of the Company and the Stockholders, no filing or registration with, or authorization, consent, license, permit or approval of, any Governmental Authority, is required in connection with the execution and delivery of the documents contemplated herein by the Company or for the consummation by the Company of the transactions contemplated by this Agreement.

                  3.7. Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by the Company, have been duly authorized by all necessary corporate action of the Company (including the approval of its board of directors and stockholders). This Agreement has been duly executed and delivered by the Company and, to the best knowledge of the Company, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Company has obtained, in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws, the approval of its stockholders necessary for the consummation of the transactions contemplated hereby.



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                  3.8.     No Conflict. Except as disclosed in the Disclosure
Schedule, the execution and delivery of this Agreement and the documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby, by the Company will not, to the best knowledge of the Company and the Stockholders, (i) violate any provision of the Company's Articles or Certificate of Incorporation or Bylaws, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, material contract, license, permit, instrument or any other material agreement to which the Company is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of the Company, or (iv) violate or conflict with any order, award, judgment or decree or other restriction or conflict with any law, ordinance, rule or regulation to which the Company or its property is subject or by which the Company or its property may be bound or affected.

                  3.9. Financial Statements. The Company has delivered to Vision Twenty-One its unaudited/compiled balance sheet at October 31, 1996 and 1997 and related unaudited/compiled statements of income, retained earnings and cash flows for the fiscal years ended October 31, 1995, 1996 and 1997 and the related notes thereto (the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Company at the dates and for the periods indicated, and reflect all property and assets used in the business of the Company in a manner consistent with past practices. No statement of income on the Financial Statements contains any extraordinary or nonrecurring item or expense and none of the Financial Statements reflects any revaluation of assets (except as specified therein). Since October 31, 1997 (the "Balance Sheet Date") there has been no Material Adverse Effect upon the assets or liabilities or in the business or condition, financial or otherwise, or the results of operations or prospects of the Company, and, to the best knowledge of the Company and the Stockholders, no fact or condition exists or is contemplated or threatened which might cause such a change in the future. The Stockholders covenant and agree to cooperate with Vision Twenty-One and its auditors in the preparation of audited Financial Statements for such interim fiscal periods.

                  3.10. No Undisclosed Liabilities. Except as disclosed in the Disclosure Schedule, the Financial Statements reflect all liabilities of the Company, accrued, contingent or otherwise, that would be required to be reflected thereon, or in the notes thereto, in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date. Except as set forth in the Financial Statements or in the Disclosure Schedule, the Company is not liable for or obligated in any way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

                  3.11.    Employee Matters.

                           a.       Cash Compensation. The Disclosure Schedule
contains a complete and accurate list of the names, titles and annual cash compensation (the "Cash Compensation"), of all employees of the Company. In addition, the Disclosure Schedule contains a complete and



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accurate description of (i) all increases in Cash Compensation of employees of the Company during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees of the Company that have not yet been effected.

                           b.       Compensation Plans. The Disclosure Schedule
contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees, other than Employment Agreements listed in the Disclosure Schedule and Employee Benefit Plans listed in the Disclosure Schedule. The Compensation Plans include without limitation plans, arrangements or practices that provide for performance awards and stock ownership or stock options. The Company has provided or made available to Vision Twenty-One a copy of each written Compensation Plan, including all amendments to date, and a written description of each unwritten Compensation Plan. Except as disclosed in the Disclosure Schedule, each of the Compensation Plans can be terminated or amended at will by the Company.

                           c.       Employment Agreements. Except as disclosed
in the Disclosure Schedule, the Company is not a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing, employee services, consulting and non-competition agreements.

                           d.       Employee Policies and Procedures. The
Disclosure Schedule contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that currently apply to employees of the Company. The Company has provided or made available to Vision Twenty-One a copy of all written Employee Policies and Procedures, including all amendments to date.

                           e.       Labor Compliance. To the best knowledge of
the Company and the Stockholders, the Company has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and the Company is not liable for any arrearages of wages or penalties for failure to comply with any of the foregoing. To the best knowledge of the Company and the Stockholders, the Company has not engaged in any unfair labor practices or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices and no such charges or complaints are pending or, to the best knowledge of the Company and the Stockholders, threatened against the Company before any federal, state or local court, board, department, commission or agency (nor, to the best knowledge of the Company and the Stockholders, does any valid basis therefor exist). No labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company are pending, or to the best knowledge of the Company and the Stockholders, threatened (nor, to the best knowledge of the Company and the Stockholders, does any valid basis therefor exist).

                           f.       Unions. Except as disclosed in the
Disclosure Schedule, the Company has never been a party to any agreement with any union, labor organization or collective



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bargaining unit. Except as disclosed in the Disclosure Schedule, no employees of the Company are represented by any union, labor organization or collective bargaining unit. Except as disclosed in the Disclosure Schedule, to the best knowledge of the Company and the Stockholders, none of the employees of the Company has threatened to organize or join a union, labor organization or collective bargaining unit.

                           g.       Aliens. All employees of the Company are, to
the best knowledge of the Company and the Stockholders, citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

                  3.12.    Employee Benefit Plans.

                           a.       Identification. The Company currently does
not and never has maintained, sponsored or contributed to any employee benefit plans (within the meaning of Section 3(3) of ERISA) on behalf of its employees.

                           b.       Multiemployer Plans. Neither the Company nor
any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                           c.       Retirees. The Company does not have any
obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 501 through 508 of ERISA.

                  3.13. Absence of Certain Changes. Except as disclosed in the Disclosure Schedule, or as contemplated in this Agreement, since the Balance Sheet Date, the Company has not:

                           a.       suffered a Material Adverse Effect;

                           b.       contracted for the purpose of acquiring any
capital asset having a cost in excess of $200,000 or made any single expenditure for a capital asset in excess of $200,000;

                           c.       incurred any indebtedness for borrowed money
in excess of $200,000 (other than short-term borrowings in the ordinary course of business), or issued or sold any debt securities;

                           d.       incurred or discharged any material
liabilities or obligations except in the ordinary course of business;

                           e.       paid any amount on any indebtedness prior to
the due date, forgiven or canceled any claims or any debt in excess of $200,000, or released or waived any rights or claims except in the ordinary course of business;



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                           f.       mortgaged, pledged or subjected to any
security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                           g.       suffered any damage or destruction to or
loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           h.       acquired or disposed of any assets having an
aggregate value in excess of $200,000, except in the ordinary course of business;

                           i.       written up or written down the carrying
value of any of its assets, other than accounts receivable in the ordinary course of business;

                           j.       changed the costing system or depreciation
methods of accounting for its assets in any material respect;

                           k.       lost or terminated any employee, patient,
customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                           l.       increased the compensation of any director,
officer, key employee or consultant, except for increases in the ordinary course of business consistent with past practice;

                           m.       increased the compensation of any employee
(except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $200,000;

                           n.       formed or acquired or disposed of any
interest in any corporation, partnership, joint venture or other entity;

                           o.       redeemed, purchased or otherwise acquired,
or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock, paid any dividend or made any distribution or payment on any of its capital stock, or agreed to change the terms and conditions of any such capital stock;

                           p.       entered into any agreement providing for
total payments in excess of $200,000 in any twelve (12) month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business whereupon the sum of total payments shall not exceed $200,000 in any twelve (12) month period; or



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                           q.       entered into any other commitment or
transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreement or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

                  3.14.    Title to Assets and Properties.

                           a.       Real Property. The Company does not own any
interest (other than leasehold interests referred to in the Disclosure Schedule in real property.

                           b.       Personal Property. Except as disclosed in
the Disclosure Schedule, the Company has good, valid and marketable title to all of its assets and properties, free and clear of all security interests, liens, claims and encumbrances. The assets and properties of the Company are adequate for the conduct of the Company's business in the manner in which it is currently conducted and contemplated to be conducted by the Company.

                           c.       Leases. The Disclosure Schedule contains a
true, correct and complete list and brief description of (i) all leases of real property (the "Real Property Leases"), and (ii) leases of personal property involving rental payments within any twelve (12) month period in excess of $12,000, in either case to which the Company is a party, either as lessor or lessee. All such leases are valid and enforceable in accordance with their respective terms and no event has occurred which, with the giving of notice, the lapse of time or both, would constitute an event of default thereunder, including the execution of this Agreement or the consummation of the transactions contemplated hereby. The Company shall, after Closing, upon the request of Vision Twenty-One, assign its rights under any Real Property Lease specified by Vision Twenty-One and will, along with Vision Twenty-One, us its best efforts to secure all required consents from the respective landlords to such assignments. To this end, the Company shall deliver validly executed lease assignments, for all Real Property Leases (the "Lease Assignments") to Vision Twenty-One at Closing, although, the parties agree that the actual assignment of such Real property Leases shall be contingent on the receipt of all required landlord consents. To the Company's knowledge, no circumstances or state of facts currently exist, which would indicate that any landlord to such Real Property Leases will be unwilling to render such consent. After Closing, the Company shall comply with the terms of all Real Property Leases and shall renew all leases as they become subject to renewal, unless Vision Twenty-One requests otherwise.

                  3.15. Condition of Fixed Assets. All of the fixtures, structures and equipment reflected in the Financial Statements and used by the Company in its business are in good operating condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Company has no actual knowledge of any latent defects therein.



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                  3.16.    Contracts.

                           a.       Contracts; Defaults. Except as disclosed in
the Disclosure Schedule, the Company is not a party to or bound by, nor are any of the shares of Company Common Stock or any of the Company's assets or properties subject to, or bound by, whether or not in writing, any of the following:

                                    (i)      partnership or joint venture
agreement;

                                    (ii)     guaranty or suretyship,
indemnification or contribution agreement or performance bond;

                                    (iii)    debt instrument, loan agreement or
other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                                    (iv)     contract to purchase real property;

                                    (v)      agreement with dealers or sales or
commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of $200,000 and which is not terminable on thirty (30) days' notice or without penalty;

                                    (vi)     agreement relating to any material
matter or transaction in which an interest is held by a person or entity that is an officer, director, employee, stockholder or Affiliate of the Company or any Stockholder;

                                    (vii)    agreement for the acquisition of
services, supplies, equipment, inventory, fixtures or other property involving more than $200,000 in the aggregate, except in the ordinary course of business;

                                    (viii)   powers of attorney;

                                    (ix)     contracts containing
non-competition covenants;

                                    (x)      agreement providing for the
purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or services;

                                    (xi)     agreements regarding clinical
research; or

                                    (xii)    any other agreement or commitment
in excess of $200,000 not made in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Company.



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                           b.       True, correct and complete copies of all
material written contracts have heretofore been delivered or made available to Vision Twenty-One. To the best knowledge of the Company and the Stockholders, there are no existing events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute a default by the Company or, to the best knowledge of the Company and the Stockholders, any other party to a material contract, and no penalties have been incurred nor are amendments pending, with respect to the material contracts. The contracts are in full force and effect and are valid and enforceable obligations of the Company (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies), and, to the best knowledge of the Company, are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted, nor has the Company waived any material rights thereunder. The Company has not received notice of any plan or intention of any other party to any contracts to exercise any right to cancel or terminate such contracts, and the Company does not know of any fact that would justify the exercise of such a right. To the best knowledge of the Company and the Stockholders, no consents or approvals are required under the terms of any such contracts in connection with the transactions contemplated herein.

                  3.17. Insurance. The Company and the Stockholders carry property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly set forth in the Disclosure Binder(the "Insurance Policies"). All of the Insurance Policies are issued by insurers of recognized responsibility and, to the best knowledge of the Company, are valid and enforceable policies. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Vision Twenty-One. Except as disclosed in the Disclosure Schedule, neither the Company nor any Stockholder has received any notice or other communication from any issuer of any Insurance Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, and to the best knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. The Company has established and maintains all required insurance company reserves in all of those states that it is required to do so and has established and maintains all required deposits and bonds as are necessary in such state.

                  3.18. Proprietary Rights and Information. Contained n the Disclosure Schedule is a true and correct description of the following ("Proprietary Rights"):

                           a.       all trademarks, trade-names, service marks
and other trade designations, including common law rights, registrations and applications therefor, and all patents and applications therefor currently owned, in whole or in part, by the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including the expiration date thereof if applicable); and

                           b.       all agreements relating to technology,
know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes generally available to other healthcare providers), or which it licenses or authorizes others to use.

                           c.       The Company owns or has the legal right to
use the Proprietary Rights, and to the best knowledge of the Company, such ownership or use does not conflict, infringe or violate the rights of any other person. To the best knowledge of the Company and the Stockholders, no consent of any person will be required for the use thereof by Vision Twenty-One upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. To the best knowledge of the Company and the Stockholders, the Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

                  3.19.    Taxes.

                           a.       Filing of Tax Returns. The Company has duly
and timely filed and prior to the Closing Date will duly and timely file (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, value added and other tax returns and reports (collectively the "Tax Returns") required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Company for the periods covered thereby.

                           b.       Payment of Taxes. Except for such items as
the Company may be disputing in good faith by proceedings in compliance with applicable law, which are described in the Disclosure Schedule, (i) the Company has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due, and (ii) the Company is not delinquent in the payment of any tax, assessment or governmental charge.

                           c.       No Pending Deficiencies, Delinquencies,
Assessments or Audits. Except as disclosed in the Disclosure Schedule, the Company has not received any notice that any tax deficiency or delinquency has been asserted against the Company. There is no taxing authority audit of the Company pending, or to the best knowledge of the Company, threatened, and the results of any completed audits are properly reflected in the Financial Statements.

                           d.       No Extension of Limitation Period. The
Company has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                           e.       All Withholding Requirements Satisfied. All
monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the respective governmental agencies.

                           f.       Tax Sharing Agreements. The Company is not a
party to any tax sharing agreement with any other person or entity.

                           g.       Foreign Person. Neither the Company nor the
Optometrist is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                           h.       Safe Harbor Lease. None of the assets or
properties of the Company constitutes property that the Company, Vision Twenty-One, or any Affiliate of Vision Twenty-One, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of
Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                           i.       Tax Exempt Entity. None of the assets of the
Company are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                           j.       Collapsible Corporation. The Company has not
at any time consented, and the Stockholders will not permit the Company to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

                           k.       Boycotts. The Company has not at any time
participated in or cooperated with any international boycott as defined in
Section 999 of the Code.

                           l.       Parachute Payments. No payment required or
contemplated to be made by the Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

m. S Corporation. The Company has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

                           n.       Personal Holding Company. The Company is not
or has not been a personal holding company within the meaning of Section 542 of the Code.

                  3.20. Governmental Authorizations. To the best knowledge of the Company and the Stockholders, the Company and the Stockholders possess all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of the Company's business as now conducted, all of which are (with expiration dates, if applicable) contained in the Disclosure Schedule, except where the failure to possess such licenses, franchises, permits or authorizations would not have a Material Adverse Effect. Except as disclosed in the Disclosure Schedule, to the best knowledge of the

Company and the Stockholders, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations, except where such default, breach or violation would not have a Material Adverse Effect. All such licenses, franchises, permits and other authorizations are valid and in full force and effect, the Company is currently in material compliance therewith and the Company has not received any notice that any governmental authority is considering challenging, revoking, canceling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization.

                  3.21. Compliance with Applicable Laws. Except as disclosed in the Disclosure Schedule, to the best knowledge of the Company and the Stockholders, the Company and the Stockholders are in material compliance with all applicable laws, ordinances and regulations of any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Authorities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors or third-party administrators and all Medicare and Medicaid provider agreements to which they are a party, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in the Disclosure Schedule, to the best knowledge of the Company and the Stockholders, no investigation or review by any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, with respect to the Company or any of the Stockholders or Optometrist Employees is pending or threatened, nor has any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, indicated an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect.

                  3.22. Litigation. Except as disclosed in the Disclosure Schedule, the Company is not a party to nor has it been notified of, any legal actions or administrative proceedings or investigations which, if adversely determined, could have a Material Adverse Effect on the Company Common Stock, the assets, operations, business, condition (financial or otherwise), or results of operation of the Company or adversely affect the ability of the Company or any Stockholder to effect the transactions contemplated hereby. Neither the Company nor any Stockholder is subject to or in default of any court or administrative order, judgment, writ, injunction or decree applicable to the Company or to its business, assets, operations or employees.

                  3.23. Ownership Interests of Interested Persons. Except as disclosed in the Disclosure Schedule, no officer, director, stockholder or employee of the Company, or their respective spouses, children or Affiliates owns, directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contract or arrangement with the Company. Except as may be disclosed pursuant to this Agreement, neither the Company, nor any of its directors, officers, employees or consultants, nor any Affiliate of such person is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any optometrist, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company.

                  3.24. Investments in Competitors. Except as disclosed in the Disclosure Schedule, neither the Company nor any Stockholder owns, directly or indirectly, any interest or has any investment in any person or entity that is a Competitor of the Company.

                  3.25. Environmental Matters. Except as disclosed in the Disclosure Schedule, to the best knowledge of the Company and the Stockholders, the use, maintenance and operation of the Property, and all activities and conduct of business related thereto, have at all times complied with all Environmental Requirements. To the best knowledge of the Company and the Stockholders, no Hazardous Material has been generated at the Property or transported to an off-site location. The Company has not received written notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged liability for Environmental Damages both in connection with the Property and in connection with an off-site location and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or, to the best knowledge of the Company, threatened, relating to the ownership, use, maintenance or operation of the Property or off-site location by any person, or from alleged violation of Environmental Requirements, or from the suspected presence of Hazardous Material on the Property.

                  3.26. Certain Payments. Neither the Company, nor to the best knowledge of the Company and the Stockholders, any director, officer, employee or stockholder of the Company acting for or on behalf of the Company, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment or any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by the Company or as otherwise permitted by applicable law).

                  3.27. Insolvency Proceedings. The Company is not, nor has it ever been, under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  3.28. Positive Net Worth. On the date hereof the book value of the assets of the Company equals or exceeds, and on the Closing Date will equal or exceed, the sum of the liabilities of the Company .

                  3.29.    Accounts Receivable/Payable.

                           a.       The accounts receivable of the Company, to
the extent uncollected on the date hereof, are, and the accounts receivable of the Company relating to the operation of the

Company to be reflected on the books of the Company on the Closing Date will be, valid and existing and represent amounts due for goods sold and delivered or services performed. Except as set forth in the Financial Statements, there are not, and on the date of Closing there will not be, any refunds, discounts, set-offs, defenses, counterclaims or other adjustments payable or assessable with respect to any of the Company's accounts receivable. The Company has collected its accounts receivable only in the ordinary course and has not changed collection procedures or methods nor accelerated the pace of such collection efforts in anticipation of the transactions contemplated in this Agreement. The Company has paid accounts payable in the ordinary course and has not changed payment procedures or methods nor delayed the timing of such payments in anticipation of the transactions contemplated in this Agreement.

                           b.       Since the Balance Sheet Date, the Company
has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. The Company is in compliance with the material terms and conditions of all third-party payor arrangements relating to its accounts receivable.

                  3.30. Finder's Fee. The Company has not incurred any obligation for any finder's, brokers or agent's fee in connection with the transactions contemplated hereby.

                  3.31. Disclosure. No representation, warranty or statement made by the Company or the Stockholders in this Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to Vision Twenty-One in accordance herewith or the documents contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor the Stockholders has failed to disclose to Vision Twenty-One any fact or condition which the Company or the Stockholders know or have reasonable grounds to know, which may materially adversely affect the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company, which has not been set forth herein or in the Schedules provided herewith.

                  3.32.    Banking Relations. Set forth in the Disclosure
Schedule is a complete and accurate list of all borrowing and investing arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to Vision Twenty-One that the following are true and correct as of the date hereof, and shall be true and correct through the Closing Date as if made on that date:

                  4.1. Validity; Capacity. This Agreement and each other agreement to be executed in connection herewith has been duly executed and delivered by the Stockholder, and to the best knowledge of each Stockholder, all such agreements constitute legal, valid and binding obligations of such Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Each Stockholder has the legal capacity to enter into and perform this Agreement and such other agreements to which it is a party.

                  4.2. No Violation. Except as disclosed in the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or the other agreements to be executed by the Stockholders, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which such Stockholder is bound or to which any of his shares of Company Common Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his shares of Company Common Stock or (b) to the best knowledge of such Stockholder, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

                  4.3. Personal Holding Company. Such Stockholder does not own his shares of Company Common Stock, directly or indirectly, beneficially or of record, through a personal holding company.

                  4.4. Transfers of the Company Common Stock. Set forth in the Disclosure Schedule is an accurate and complete list of all transfers or other transactions involving capital stock of the Company made by such Stockholder since January 1, 1997. All transfers of Company Common Stock by such Stockholder have been made for valid business reasons and not in anticipation or contemplation of the consummation of the transactions contemplated by this Agreement.

                  4.5. Consents. Except as may be required under the Exchange Act, the Securities Act, the Corporation Law and state securities laws, or otherwise disclosed pursuant to this Agreement, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Stockholder.

                  4.6. Certain Payments. Such Stockholder has not paid or caused to be paid, directly or indirectly, in connection with the business of the Company, to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or any contribution to any political party or candidate (other than from personal funds not reimbursed by the Company or as otherwise permitted by applicable law).

                  4.7. Finder's Fee. Such Stockholder has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  4.8. Ownership of Interested Persons; Affiliations. Except as disclosed in the Disclosure Schedule, neither such Stockholder nor his spouse, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contact or arrangement with the Company. Neither such Stockholder nor any of his Affiliates is, or with the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any optometrist, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company.

                  4.9. Investments in Competitors. Such Stockholder does not own directly or indirectly any interests or have any investment in any person that is a Competitor of the Company.

                  4.10. Litigation. Except as disclosed in the Disclosure Schedule, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the best of such Stockholder's knowledge, threatened against such Stockholder at law or at equity in any court or before or by any Governmental Authority, and, to such Stockholder's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. There have been no disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against the Stockholder.

                  4.11. Permits. To the best of such Stockholder's knowledge, the Stockholder has all permits, licenses, orders and approvals of all Governmental Authorities necessary to perform the services performed by such Stockholder in connection with the conduct of the Company's business. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. To the best of such Stockholder's knowledge, none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated herein. The Stockholders listed in the Disclosure Schedule are participating optometrists, as such term is defined by the Medicare program, and none of the Stockholder's listed in the Disclosure Schedule has not been disciplined, sanctioned or excluded from the Medicare program and has not been subject to any plan of correction imposed by any professional review body.

         5. REPRESENTATIONS AND WARRANTIES OF VISION TWENTY-ONE. Vision Twenty-One represents and warrants to the Company and the Stockholders that the following are true and correct on the date hereof and shall be true and correct as of the Closing Date, except as set forth in the Disclosure Schedule delivered by Vision Twenty-One to the Company (the "Vision Disclosure Schedule"); when used in this Section 5, the term "best knowledge" (or words of similar import) shall mean the actual knowledge of Theodore N. Gillette and/or Richard T. Welch, without additional investigation.

                  5.1. Organization and Good Standing; Qualification. Vision Twenty-One is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Vision Twenty-One is duly qualified and licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by Vision Twenty-One or the practice of the businesses conducted by Vision Twenty-One makes such qualification necessary, except for the State of New Jersey and except where the failure to do so would not have a Material Adverse Effect.

                  5.2. Subsidiaries. Except as disclosed in the Vision Twenty-One Disclosure Schedule, Vision Twenty-One does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity. With respect to each corporation that is owned, directly or indirectly, beneficially or of record by Vision Twenty-One (each, a "Vision Twenty-One Subsidiary"), the Vision Disclosure Schedule sets forth a true, correct and complete list of (i) the name and jurisdiction of incorporation of each Vision Twenty-One Subsidiary, (ii) the jurisdiction in which each Vision Twenty-One Subsidiary is qualified or licensed to do business as a foreign corporation, (iii) the authorized capital stock of each Vision Twenty-One Subsidiary, (iv) the number of shares of each class thereof issued and outstanding, and (v) the number of shares and percentage of outstanding capital stock owned by Vision Twenty-One. All outstanding shares of capital stock of each Vision Twenty-One Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Vision Twenty-One free and clear of all liens, pledges, security interests, restrictions, voting trusts or other encumbrances of any nature whatsoever.

                  5.3. Capitalization. The authorized capital stock of Vision Twenty-One consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which, as of March 26, 1998, 12,282,913 shares of Common Stock were issued and outstanding (excluding certain shares issued on a contingent basis). Options and warrants to acquire an additional 2,062,214 shares of Vision Twenty-One Common Stock are outstanding. The issuance and delivery of the shares of Common Stock to be issued by Vision Twenty-One in connection with this Agreement have been duly and validly authorized by all necessary corporate action on the part of Vision Twenty-One. The Common Stock being transferred by Vision Twenty-One hereunder shall be free and clear of all liens, pledges, restrictions, voting trusts, security interests or other encumbrances of any nature whatsoever, except as set forth herein. Each outstanding share of Common Stock and the shares to be issued hereunder have been legally and validly issued and are fully paid and nonassessable. No shares of Common Stock have been, and the shares of Common Stock to be issued pursuant to this Agreement will not be, issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Vision Twenty-One's stockholders.

                  5.4. Consents. To the best knowledge of Vision Twenty-One, no filing or registration with, or authorization, consent or approval of, any Governmental Authority or other person is required in connection with the execution and delivery of this Agreement or the other agreements to be executed and delivered in connection herewith by Vision Twenty-one or the consummation of the transactions contemplated hereby or thereby.

                  5.5. Authorization and Validity. The execution, delivery and performance by Vision Twenty-One of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by Vision Twenty-One, have been duly authorized by Vision Twenty-One. This Agreement and the other agreements contemplated hereby to be executed by Vision Twenty-One have been duly executed and delivered by Vision Twenty-One and, to the best knowledge of Vision Twenty-One, constitute the legal, valid and binding obligation of Vision Twenty-One, enforceable against Vision Twenty-One in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  5.6. No Conflict. The execution and delivery of this Agreement and the documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby by Vision Twenty-One, will not, to the best knowledge of Vision Twenty-One, (i) violate any provision of Vision Twenty-One's Articles of Incorporation or By-Laws, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, material contract, license, permit, instrument or any other material agreement to which Vision Twenty-One is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Vision Twenty-One, or (iv) violate or conflict with any order, award, judgment or decree or other restriction or any law, ordinance, rule or regulation to which Vision Twenty-One or its property is subject or by which Vision Twenty-One or its property may be bound or affected.

                  5.7. Governmental Authorizations. To the best knowledge of Vision Twenty-One, Vision Twenty-One and the Vision Twenty-One Subsidiaries possess all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of Vision Twenty-One's and the Vision Twenty-One Subsidiaries' businesses as now conducted, all of which are listed (with expiration dates, if applicable) in the Vision Disclosure Schedule, except where the failure to possess such licenses, franchises, permits or authorizations would not have a Material Adverse Effect. Except as disclosed in the Vision Disclosure Schedule, to the best knowledge of Vision Twenty-One, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations, except where such default, breach or violation would not have a Material Adverse Effect. All such licenses, franchises, permits and other authorizations are valid and in full force and effect, Vision Twenty-One and the Vision Twenty-One Subsidiaries are currently in material compliance therewith and neither Vision Twenty-One nor any Vision Twenty-One Subsidiary has received any notice that any governmental authority is considering challenging, revoking, canceling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization, except as disclosed in the Vision Disclosure Schedule.

                  5.8. Compliance with Applicable Laws. Except as disclosed in the Disclosure Schedule, Vision Twenty-One and each of the Vision Twenty-One Subsidiaries are in material compliance with all applicable laws, ordinances and regulations of any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Authorities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors or third-party administrators and all Medicare and Medicaid provider agreements to which it is a party, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in the Vision Disclosure Schedule, to the best knowledge of Vision Twenty-One, no investigation or review by any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, with respect to Vision Twenty-One or any of the Vision Twenty-One Subsidiaries is pending or threatened, nor has any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, indicated an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect.

                  5.9. Finder's Fee. Vision Twenty-One has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  5.10. Documents. Vision Twenty-One has furnished the Company with a true and complete copy of each report and registration statement filed by it with the SEC (the "Purchaser Documents") since its initial public offering, which are all the documents that it was required to file with the SEC since such date. As of their respective dates, the Purchaser Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Purchaser Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes. The Financial Statements contained in the Purchaser Documents, together with the notes thereto, have been prepared in accordance with GAAP, reflect all liabilities of Vision Twenty-One required to be stated therein and present fairly the financial condition of Vision Twenty-One at such date and the results of operations and cash flows of Vision Twenty-One for the period then ended. The Purchaser Documents do not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date hereof except for such facts as are disclosed herein and except for the transactions contemplated hereby. Vision Twenty-One has not suffered any Material Adverse Effect since the date of the most recent Purchaser Document.

         6.       SECURITIES LAW MATTERS.

                  6.1. Investment Representations and Covenants. Each Stockholder represents, warrants and covenants as follows:

                           a.       Such Stockholder understands that the Vision
Twenty-One Common Stock will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Vision Twenty-One Common Stock is exempt from registration pursuant to Section 4(2) of the Securities Act and applicable state securities laws, and that the reliance of Vision Twenty-One on such exemptions is predicated in part on the Stockholder's representations, warranties, covenants and acknowledgments set forth in this Section.

                           b.       Such Stockholder represents and warrants
that he is an "accredited investor" or "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws, or that such Stockholder has utilized, to the extent necessary to be deemed a sophisticated investor under the Securities Act and State "Blue Sky" laws, the assistance of a professional advisor.

                           c.       Such Stockholder represents and warrants
that the Vision Twenty-One Common Stock to be acquired by the Stockholder upon consummation of the transactions described in this Agreement will be acquired by the Stockholder for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and that the Stockholder will not distribute any of the Vision Twenty-One Common Stock in violation of the Securities Act. All Vision Twenty-One Common Stock shall bear a restrictive legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS."

         In addition, the Vision Twenty-One Common Stock shall bear any legend required by the securities or "Blue Sky" laws of any state where the Stockholder resides as well as any other legend deemed appropriate by Vision Twenty-One or its counsel.

                           d.       Such Stockholder (i) acknowledges that the
Vision Twenty-One Common Stock issued to it at the Closing must be held indefinitely by it unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Vision Twenty-One Common Stock made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and (iii) is aware that Rule 144 is not immediately available for use for resale of any of the Vision Twenty-One Common Stock to be acquired by the Stockholder upon consummation of the transactions described in this Agreement.

                           e.       Such Stockholder represents and warrants to
Vision Twenty-One that Stockholder, either alone or together with the assistance of Stockholder's own professional advisor, has such knowledge and experience in financial and business matters such that Stockholder is capable of evaluating the merits and risks of an investment in the Vision Twenty-One Common Stock and is able to sustain a complete loss of such investment.

                           f.       Such Stockholder confirms that he has had
the opportunity to ask questions of and receive answers from Vision Twenty-One concerning the terms and conditions of his investment in the Vision Twenty-One Common Stock, and that he has received, to his satisfaction, such information about Vision Twenty-One's operations as he has requested.

                           g.       Such Stockholder agrees that it will not
sell or otherwise transfer or dispose of the Vision Twenty-One Common Stock or any interest therein (unless such shares have been registered under the Securities Act) without first complying with either of the following conditions:

                                    (i)      Vision Twenty-One shall have
received a written legal opinion from legal counsel, which opinion and counsel shall be satisfactory to Vision Twenty-One in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the SEC specifying the nature and circumstance of the proposed transfer, in either instance indicating or opining, as the case may be, that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                                    (ii)     Vision Twenty-One shall have
received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

Such Stockholder acknowledges and agrees that the certificates or instruments representing the Vision Twenty-One Common Stock to be issued to Stockholder pursuant to this Agreement shall contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Vision Twenty-One's transfer agent in the event such provisions and applicable federal and state securities laws are not complied with by the Company.

                  6.2. Investment Representations and Covenants. Each Stockholder represents, warrants and covenants as follows:

         7. COVENANTS OF VISION TWENTY-ONE AND THE COMPANY. Vision Twenty-One and the Company agree as follows:

                  7.1. Fees and Expenses. Vision Twenty-One and the Company shall pay the costs and expenses of its own advisors with respect to legal, accounting and other professional services rendered in connection with the preparation, negotiation and consummation of this Agreement.

                  7.2.     Tax Matters.

                           a.       Returns. The Company shall duly and timely
file all Tax Returns required to be filed on or before the Closing Date and duly and timely pay all taxes shown on such Tax Returns to be due.

                           b.       Tax Sharing Agreements. Any tax sharing
agreement between the Company and any other party shall be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year or a past year).

                           c.       Audits. The Company will allow Vision
Twenty-One and its counsel to participate, at their expense, in any audits of the federal income tax returns of the Company. The Company will not settle any such audit without the prior written consent of Vision Twenty-One.

                  7.3. Rule 144. Vision Twenty-One covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder to the extent required from time to time to enable the Company to sell the Vision Twenty-One Common Stock without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

         8.       CLOSING DELIVERIES.

                  8.1. Deliveries of The Company. Except as otherwise noted in this Section 8.1, at Closing, the Company shall deliver or cause to be delivered to Vision Twenty-One the following, all of which shall be in a form reasonably satisfactory to Vision Twenty-One:

                           a.       a copy of resolutions of the Board of
Directors of the Company authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith, certified by the Secretary of the Company as being a true and correct copy of the original thereof subject to no modifications or amendments;

                           b.       a certificate of an officer of the Company
and of the Stockholders, dated the Closing Date, certifying the truth and accuracy of their respective representations and warranties contained herein, on and as of the Closing Date;

                           c.       a certificate of an officer of the Company
and of the Stockholders, dated the Closing Date, certifying (i) the performance of and compliance by them with all covenants contained herein on and as of the Closing Date and (ii) that all conditions precedent of the Company and Stockholders to the Closing have been satisfied;

                           d.       a certificate of the Secretary of the
Company certifying as to the incumbency of the directors and officers of each such corporation as to the signatures of such directors and officers who have executed documents pursuant to the Agreement on behalf of the Company;

                           e.       a certificate, dated within fifteen (15)
days of the Closing Date, of the Secretary of State of New Jersey certifying that the Company is in existence, has paid all franchise or similar taxes and is in good standing to transact business shall be delivered as promptly as practicable after the Closing;

                           f.       certificates representing the Company Common
Stock together with stock powers duly endorsed in blank by the Stockholders; and

                           g.       such other instrument or instruments of
transfer prepared by Vision Twenty-One as shall be necessary or appropriate, as Vision Twenty-One or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                   8.2. Deliveries of Vision Twenty-One. Except as otherwise noted in this Section 8.2., at Closing, Vision Twenty-One shall deliver to the Company the following, all of which shall be in a form reasonably satisfactory to the Company:

                           a.       a copy of the resolutions of the Board of
Directors of Vision Twenty-One authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith, certified by the Secretary of Vision Twenty-One as being true and correct copies of the originals thereof subject to no modifications or amendments;

                           b.       a certificate of an officer of Vision
Twenty-One, dated the Closing Date, certifying the truth and accuracy of the representations and warranties of Vision Twenty-One contained herein, on and as of the Closing Date;

                           c.       a certificate of an officer of Vision
Twenty-One, dated the Closing Date, certifying (i) the performance and compliance by Vision Twenty-One with all covenants contained herein on and as of the Closing Date and (ii) that all conditions precedent of Vision Twenty-One to the Closing have been satisfied;

                           d.       a certificate of the Secretary of the
Company certifying as to the incumbency of the directors and officers of each such corporation as to the signatures of such directors and officers who have executed documents pursuant to the Agreement on behalf of the Company;

                           e.       a certificate, dated within fifteen (15)
days of the Closing Date, of the Secretary of State of the State of Florida establishing that Vision Twenty-One is in existence, and is in good standing to transact business in such state shall be delivered as promptly as practicable after the Closing;

                           f.    certificates, dated within fifteen (15) days of
the Closing Date, of the Secretaries of State of the states in which Vision Twenty-One is qualified to do business, if any, to the effect that Vision Twenty-One is qualified to do business and in good standing as a foreign corporation in each of such states shall be delivered as promptly as practicable after the Closing; and

                           g.    stock certificates representing the Vision
Twenty-One Common Stock.

                9.     POST CLOSING MATTERS.

                       9.1. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

                       9.2. Disclosure. From and after the Closing, at the request of Vision Twenty-One, the Company agrees to provide all information which Vision Twenty-One may from time to time request concerning itself and the transactions contemplated hereby for inclusion in any registration statement or other filing made by Vision Twenty-One under the Securities Act or the Exchange Act at no additional cost to Vision Twenty-One. The Company covenants and agrees that all such information shall be true and correct when made and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein contained not misleading.

                       9.3. Audited Financial Statements. From and after the Closing, at the request of Vision Twenty-One, the Company agrees to cooperate fully in the preparation of any audited Financial Statements of the Company and to request its auditor to consent to the inclusion thereof in any registration statement or other filing made by Vision Twenty-One under the Securities Act or the Exchange Act.

                       9.4. Survival of Representations and Warranties. All representations, warranties, agreements and obligations made by the parties in this Agreement or in any certificate, schedule, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing and continue for a period of one year from the Closing Date, except for those representations, warranties, agreements and obligations made by the Company and the Stockholders in Sections 3.2, 3.19 and 3.22 or which were fraudulently made by the Company or the Stockholders, which such representations, warranties, and agreements and obligations shall continue for the period of the applicable statute of limitations. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein and therein and each such representation and warranty shall be deemed to be material.

               10.  REMEDIES.

                    10.1. Indemnification by the Stockholders. Subject to the terms and conditions of this Agreement, the Stockholders, jointly and severally, agree to indemnify, defend and hold Vision Twenty-One and its directors, officers, members, managers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by Vision Twenty-One or any of such individuals or entities (including, but not limited to, any reduction in payments to or revenues of Vision Twenty-One), arising out of or resulting from:

                           a.    a breach of any representation, warranty or
covenant of the Company or the Stockholders contained herein or in any schedule or certificate delivered hereunder;

                           b.    any liability of the Company relating to or
arising from events or occurences prior to the Closing Date;

                           c.    any liability under the Securities Act, the
Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders and provided to Vision Twenty-One or its counsel by them specifically for inclusion in a registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or any other filing made pursuant to the Exchange Act, or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, and not provided to Vision Twenty-One or its counsel by the Company, or (iii) as a result of the transfer to Vision Twenty-One of the Company Common Stock; and

                           d.    any and all actions, suits, claims,
proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses and court costs) incident to any of the foregoing or to the enforcement of this Section 10.1.

                    10.2. Indemnification by Vision Twenty-One. Subject to the terms and conditions of this Agreement, Vision Twenty-One hereby agrees to indemnify, defend and hold the Stockholders harmless from and against all Damages asserted against or incurred by the Stockholders arising out of or resulting from:

                           a.    a breach by Vision Twenty-One of any
representation, warranty or covenant of Vision Twenty-One contained therein or in any schedule or certificate delivered hereunder;

                           b.    Vision Twenty-One's failure to satisfy any
liability of the Company arising from events or occurrences after the Closing Date;

                           c.    any liability under the Securities Act, the
Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Vision Twenty-One, contained in any preliminary prospectus, registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact relating to Vision Twenty-One, required to be stated therein or necessary to make the statements therein not misleading or as a result of the sale to the Stockholders of any of any Vision Twenty-One Common Stock, unless such liability arises from or relates to any breach of the Stockholders' representations and warranties contained in Section 6 hereof;

                           d.    any and all damages, losses, deficiencies,
liabilities, costs and expenses incurred or suffered by the Stockholders that result from, relate to or arise out of the Stockholder's efforts to defend the termination of this Stock Purchase Agreement by Vision Twenty-One as contemplated under Section 10.6(ii) or by a third party under Section 10.6(iii); and

                           e.    any and all actions, suits, claims,
proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, legal fees and expenses and court costs) incident to any of the foregoing or to the enforcement of this
Section 10.2.

                    10.3. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                           a.       A party claiming indemnification under this
Agreement (an "Indemnified Party") shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 10.6, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election

Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 10 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 10.3. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to
Section 10.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

                           b.      If the Indemnifying Party fails to notify the
Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 10.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 10.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third

Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided; however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 10 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.3(b), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                           c.   In the event any Indemnified Party should have a
claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by mediation or arbitration as provided in Section 12.1 if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

                           d.   Payments of all amounts owing by an Indemnifying
Party pursuant to this Article 10 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 10.3(d) shall be made within thirty (30) days after the later of (i) the expiration of the sixty (60) day Indemnity Notice period or (ii) the expiration of the period for appeal, if any, of a final adjudication or arbitration of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

                           10.4.    Tax Benefits; Insurance Proceeds. The total
amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

                           10.5.    Indemnification Limitation. The Stockholders
shall not be required to indemnify Vision 21 pursuant to Section 10.1 unless the aggregate amount of damages or losses incurred by Vision 21 hereunder shall exceed $100,000, after which the Seller shall be obligated to indemnify Vision 21 from the first dollar, except that the Seller's total monetary obligations to indemnify Vision 21 pursuant to Section 10.1 shall be capped at the Purchase Price, unless the liability relates to fraud, in which case Seller's liability shall be unlimited.

                           10.6.    Health Care Regulatory - Termination
Limitations. If this Stock Purchase Agreement is held to be unlawful or unenforceable due to health care regulatory matters (and/or if efforts are made to achieve such a result) then (i) if the Stockholders sought to have this Stock Purchase Agreement held unlawful or unenforceable, the Stockholders shall disgorge to Vision Twenty-One the Stock Purchase Consideration; (ii) if Vision Twenty-One sought to have this Stock Purchase Agreement held unlawful or unenforceable, the stockholders may keep the Stock Purchase Consideration despite the termination of this Stock Purchase Agreement, and (iii) if a third party sought to have this Stock Purchase Agreement held unlawful or unenforceable, the Stockholders may keep the Stock Purchase Consideration despite the termination of this Stock Purchase Agreement. In such instance of
(ii) or (iii) above, Stockholders shall take all such steps to cause the immediate sale and transfer of all assets of the Company (which may be sold by State law) to Vision Twenty-One for the total purchase price of $10,000 cash to be paid at the time of transfer, which shall occur immediately upon delivery of a check for $10,000 by Vision Twenty-One. Such sale and transfer will be pursuant to such documentation as reasonably requested by Vision Twenty-One.

                  11.      NON-COMPETITION AND CONFIDENTIALITY COVENANTS.

                           11.1.  Non-Compete. The Stockholders recognize that
their employment agreements and covenants not to compete as contained in various documents to be executed by them in connection with the closing of this acquisition and a related acquisition are essential to this Agreement. Vision Twenty-One would not have entered into this Agreement without assurances that such agreements and covenants would be executed at Closing.

                           11.2.  The Stockholders' Confidentiality Covenant.
From the date hereof, none of the Stockholders shall, directly or indirectly, use for any purpose, or disclose to any third party, any information of Vision Twenty-One, any of its Affiliates or the Company (whether written or oral), including any business management or economic studies, customer lists, proprietary forms, proprietary business or management methods, marketing data, operational methods or procedures, fee schedules or trade secrets of Vision Twenty-One, any of its Affiliates or the Company, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, the Stockholders may disclose information that they can establish (a) is or becomes generally available to and known by the public or health community (other than as a result of an unpermitted disclosure directly or indirectly by the Stockholders); or (b) is or becomes available to the Stockholders on a nonconfidential basis from a source other than Vision Twenty-One provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to Vision Twenty-One or the Company.

                           11.3.   Remedies for Breach of Restrictive Covenants.
Each of the Stockholders acknowledges that violation of the restrictive covenants described in Sections 11.1 and 11.2 would cause irreparable harm to Vision Twenty-One which cannot be fully redressed by payment of damages by the Stockholders. Accordingly, Vision Twenty-One shall be entitled in addition to any other right or remedy it may have, at law or in equity, to an injunction, enjoining or restraining a Stockholder from any violation or threatened violation of Sections 11.1 and 11.2. The Stockholders and Vision Twenty-One further expressly acknowledge that the damages that would result from a violation of the non-competition covenants contained in Section 11.1 would be impossible to predict with any degree of certainty, and agree that liquidated damages in the amount of the Stock Purchase Consideration are reasonable in light of the severe harm to Vision Twenty-One which would result in the event that a violation of such non-competition covenants were to occur. If any of the rights, remedies or restrictions contained in this Article 11 shall be deemed by a court of competent jurisdiction to be unenforceable by reason of the extent, duration or geographical scope thereof or any other provision of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision and enforce this Article 11 in its reduced form for all purposes in the manner contemplated hereby. The restrictive covenants contained in this Article 11 shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of the Stockholders against Vision Twenty-One, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Vision Twenty-One of the restrictive covenants contained in this Article 11.

                           11.4.   Survival. The parties acknowledge and agree
that this Article 11 shall survive the Closing of the transactions contemplated herein.

                       12. DISPUTES.

                           12.1.   Mediation and Arbitration. Any dispute,
controversy or claim (excluding claims arising out of an alleged breach of Article 11 of this Agreement) arising out of this Agreement, or the breach thereof, that cannot be settled through negotiation may be submitted to arbitration or the parties may avail themselves of any and all other remedies available at law or in equity.


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


                       13. MISCELLANEOUS

                           13.1.  Taxes. The Stockholders shall pay all transfer
taxes, sales and other taxes and charges imposed by the State of New Jersey, if any, which may become payable in connection with the transactions and documents contemplated hereunder. Vision Twenty-One shall pay all transfer taxes, sales and other taxes and charges imposed by the State of Florida, if any, which may become payable in connection with the transactions and documents contemplated hereunder.

                           13.2.  Parties Bound. Except to the extent otherwise
expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder (except pursuant to Section 10 hereof).

                           13.3.  Notices. All notices, reports, records or
other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

         IF TO VISION TWENTY-ONE ADDRESSED TO:

         Vision Twenty-One, Inc.
         7209 Bryan Dairy Road
         Largo, Florida  34777
         Attn:  Richard T. Welch, Chief Financial Officer

         WITH COPIES TO:

         Shumaker, Loop & Kendrick
         Post Office Box 172609
         101 E. Kennedy Boulevard, Suite 2800
         Tampa, Florida  33672-0609
         Facsimile No. (813) 229-1660
         Attn: Darrell C. Smith, Esquire

         IF TO THE COMPANY ADDRESSED TO:

         The Complete Optical Laboratory, Ltd., Corp.
         1255 Broad Street
         Bloomfield, New Jersey
         Attn:  Charles M. Cummins, President


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


         WITH COPIES TO:

         Greenberg, Dauber & Epstein
         Suite 600
         One Gateway Center
         Newark, New Jersey  07102-5311
         Attn:  H. Glenn Tucker

or to such other address as such party may have given to the other parties by notice pursuant to this Section 13.3. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

                        13.4. Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without giving effect to its conflicts of laws.

                        13.5. Entire Agreement; Amendments and Waivers. This Agreement, together with the documents contemplated by this Agreement and all Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of any of the provisions of this Agreement shall be binding unless it shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                        13.6. Assignment. This Agreement may not be assigned by operation of law or otherwise except that Vision Twenty-One shall have the right to assign this Agreement, at any time, to any Affiliate or direct or indirect wholly-owned subsidiary, provided that it shall notify the Company and the Stockholders of any such assignment.

                        13.7. Announcements and Press Releases. Any press releases or any other public announcements by any party hereto concerning this Agreement or the transactions contemplated hereunder shall be approved in advance by the other parties hereto; provided, however, that Vision Twenty-One may make such disclosures as are required under federal and state securities laws in the opinion of counsel to Vision Twenty-One upon prior notice to the Company.

                        13.8. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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


                        13.9. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                        13.10. Severability. Each article, section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant or provision of this Agreement. If any such provision shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of March 31, 1998.


                               THE COMPLETE OPTICAL LABORATORY, LTD., CORP.


                               By:  /s/ Charles M. Cummins
                                  -------------------------------------------
                                     Charles M. Cummins, President


                               STOCKHOLDERS

                               /s/ Elliot L. Shack
                               ----------------------------------------------
                               Elliot L. Shack


                               /s/ Charles M. Cummins
                               ----------------------------------------------
                               Charles M. Cummins


                               VISION TWENTY-ONE, INC.


                               By:  /s/ Richard T. Welch
                                  -------------------------------------------
                                     Richard T. Welch, Chief Financial Officer



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